Exhibit 10.2

SECURITY AND PLEDGE AGREEMENT

THIS SECURITY AND PLEDGE AGREEMENT (as amended, restated, supplemented, or otherwise modified, this “Agreement”) is made and entered as of September 4, 2026 by MONTANA GOLDFIELDS, INC. (“Pledgor”), for the benefit of SILVER BOW MINING CORP. (“Lender”). Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Note (as defined below).

W I T N E S S E T H:

WHEREAS, Pledgor and Lender are parties to that certain Secured Promissory Note dated as of September 4, 2026 in the original principal amount of $28,575,808.00 (the “Note”);

WHEREAS, Pledgor and Lender are parties to an asset purchase agreement dated August 21, 2026 (the “Purchase Agreement”), which contemplates, among other things, that the Note will be secured by a first-priority pledge of the equity interests of Pledgor’s subsidiary, Montana Tunnels Mining, Inc. (“MTMI”) and that such Note will be extinguished and credited against the Purchase Price (as defined in the Note) upon the Final Closing under the Purchase Agreement; and

WHEREAS, to secure the prompt payment and performance of all obligations of Pledgor under the Note and this Agreement, Pledgor agrees to grant to Lender a first-priority security interest in the equity interests identified on Schedule I.

NOW, THEREFORE, for and in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

A.             PLEDGE OF COLLATERAL

1.              Pledge. Pledgor hereby grants to Lender a continuing first-priority security interest in the following collateral, existing as of the date hereof (collectively, the “Collateral”):

(i)	one hundred percent (100%) of the issued and outstanding equity interests of each subsidiary of Pledgor listed on Schedule I, together with any additional equity interests in such subsidiaries acquired by Pledgor after the date hereof (collectively, the “Pledged Interests”), including, without limitation, the equity interests listed on Schedule I attached hereto, in each case whether or not evidenced or represented by any stock or unit certificate, certificated security or other instrument and any and all certificates, if any, representing the Pledged Interests, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Interests;

(ii)	all voting rights, management rights, conversion and registration rights and rights of recovery for violations of applicable laws and other rights incidental to the ownership of any of the foregoing, whether arising under the organizational documents of any subsidiary or otherwise; and

(iii)	any and all proceeds and products of the foregoing.

Pledgor from time to time shall execute all such documents, and take all such other actions as Lender may reasonably request from time to time to perfect, confirm and/or evidence the security interest granted hereby as a perfected security interest (including without limitation, assigning and delivering to Lender stock certificates, along with stock powers duly executed in blank with respect to the Collateral that are certificated securities and executing control agreements or taking such other actions as Lender may reasonably request with respect to any uncertificated Pledged Interests to perfect or maintain the perfection of Lender’s security interest therein). Pledgor authorizes Lender to file such UCC financing statements, amendments, and continuation statements covering the Collateral and containing such collateral descriptions as are reasonably necessary to perfect or to maintain the perfection of Lender’s security interest. Pledgor agrees to pay all taxes, fees, costs and expenses (including reasonable and documented attorneys' fees and expenses) incurred by Lender in connection with the preparation, filing or recordation thereof. Schedule I reflects each subsidiary of Pledgor and the Pledged Interests owned by Pledgor therein as of the date hereof. Within ten (10) days of acquiring any Pledged Interests, Pledgor shall deliver to Lender an updated Schedule I reflecting such acquisition; provided, however, that the failure of Pledgor to so update or deliver to Lender an updated Schedule I shall not in any way affect Lender’s rights in and to such Pledged Interests and other Collateral in accordance with this Agreement.

2.              Voting; Distributions.

a.              Voting. So long as no Event of Default shall have occurred and be continuing, Pledgor shall have the sole right to exercise any voting and consensual rights with respect to the Collateral on all matters, and to grant any consents and exercise all other rights as owner or holder of the Collateral. Upon the occurrence and during the continuance of an Event of Default and following five (5) business days’ prior written notice to Pledgor, Lender shall be entitled, in addition to any other rights herein contained, to exercise, in Lender’s judgment, any voting and consensual rights with respect to the Collateral on all matters and to grant any consents and exercise all other rights as owner or holder of the Collateral.

Upon Lender’s written request, Pledgor shall execute and deliver to Lender irrevocable proxies with respect to the Collateral in form satisfactory to Lender, but no such additional proxy shall be necessary for Lender to exercise the voting rights described above. Lender shall not have any duty to exercise any of the foregoing rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing. By written notice to Pledgor, Lender may relinquish, either partially or completely, in accordance with any terms or conditions Lender may set forth in such notice, any or all voting rights Lender may acquire pursuant to this Section A.2.

THIS AGREEMENT SHALL CONSTITUTE AN IRREVOCABLE PROXY, COUPLED WITH AN INTEREST, EXERCISABLE BY LENDER IN ACCORDANCE WITH THIS AGREEMENT.

b.              Distributions. So long as no Event of Default shall have occurred and be continuing,

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Pledgor shall have the sole right to receive all dividends and other distributions arising from the Collateral. Upon the occurrence and during the continuance of an Event of Default, (i) Pledgor’s right to receive such dividends and other distributions shall terminate upon five (5) business days’ prior written notice to Pledgor, unless and until reinstated in writing by Lender, and (ii) Lender shall be entitled, in addition to any other rights contained herein, to receive all dividends and other distributions arising from the Collateral. Any portion of the Collateral received by Pledgor in violation of this Agreement shall remain subject to Lender’s security interest and lien hereunder, shall be immediately delivered to Lender in the same form as received, except for any necessary endorsements, and, pending such delivery, shall be held in trust for Lender by Pledgor and kept separate from Pledgor’s other assets.

3.              Representations; Covenants. Pledgor represents, warrants and covenants to Lender as follows:

a.             Pledgor is the legal and beneficial owner of, has good and marketable title to, and has full right and authority to pledge and assign the Collateral, free and clear of all liens except for the security interest granted to Lender pursuant to this Agreement.

b.             Pledgor owns one hundred percent (100%) of the issued and outstanding equity interests listed on Schedule I hereof.

c.              Pledgor shall keep the Collateral free from any liens other than the security interest granted pursuant to this Agreement and shall pay and discharge when due all taxes, levies and other charges upon the Collateral except for such taxes as are being disputed in good faith by appropriate proceedings. Pledgor shall defend the Collateral against all claims and legal proceedings of third parties that could adversely affect Lender’s security interest therein.

d.              Pledgor’s legal name (as set forth in its organizational documents) is Montana Goldfields, Inc. Pledgor has delivered to Lender a true, correct and complete copy of its organizational documents.

e.              The execution, delivery and performance of this Agreement have been duly authorized by all necessary organizational action of Pledgor and do not violate Pledgor's organizational documents or any applicable law, judgment, order or material agreement binding upon Pledgor.

4.              Action Upon an Event of Default. In addition to its rights and remedies provided hereunder, whenever an Event of Default, as determined in accordance with the terms of the Note, shall have occurred and be continuing, Lender shall have all rights and remedies of a secured party upon default under the applicable Uniform Commercial Code or other applicable law. Notwithstanding the foregoing, Lender shall exercise all remedies hereunder in a commercially reasonable manner. Without limiting the foregoing, Lender shall have the right, at any time and from time to time following the occurrence and during the continuance of an Event of Default, to sell, resell, assign and deliver, in Lender’s discretion, all or any of the Collateral, in one or more transactions at the same or different times, and any right, title, interest, claim and/or demand therein or right of redemption thereof, on any securities exchange on which the Collateral or any of it may be listed or at public or private sale, for cash or upon credit for future delivery, and in connection therewith Lender may grant options, subject in all respects to any rights of redemption that may not be waived under applicable law. If any of the Collateral is sold by Lender upon credit

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for future delivery, Lender shall not be liable for any failure of the purchaser to purchase or pay for the same and, in the event of any such failure, Lender may resell such Collateral. In no event shall Pledgor be credited with any part of the proceeds of sale of any Collateral until cash payment of such sale has actually been received by Lender.

5.              Sale of Collateral. Lender shall give Pledgor at least twenty (20) days prior written notice of the time and place of any sale or other disposition to be made pursuant to Section A.4 above. Lender shall not be obligated to make any sale of Collateral if Lender shall determine not to do so, regardless of the fact that notice of sale may have been given. Upon each private sale of Collateral of a type customarily sold in a recognized market and upon each public sale, Lender or any holder of the Note may purchase all or any of the Collateral being sold, free from any equity or right of redemption, subject to any rights that may not be waived under applicable law, and may make payments (by endorsement without recourse) on the Note, in lieu of cash, to the extent of the amount then due thereon, which Pledgor hereby agrees to accept.

6.              Private Sale. Pledgor recognizes that Lender may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor agrees that private sales so made may be at prices and other terms less favorable than if such Collateral were sold at public sales, and that Lender has no obligation to delay sale of any such Collateral for the period of time necessary to permit the issuer of such Collateral to register such Collateral for public sale under such applicable securities laws. Pledgor acknowledges that a private sale conducted under the circumstances described above may be commercially reasonable notwithstanding that the sale could result in a lower price than a public sale.

7.              Cumulative Remedies. The remedies provided herein in favor of Lender shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of Lender under the Loan Documents (as defined in the Note) or existing at law or in equity.

8.              Power of Attorney to Execute. Upon and during the continuance of an Event of Default, Lender shall have the right, for and in the name, place and stead of Pledgor, to execute such endorsements, assignments or other documents or instruments, including instruments or agreements exercising its voting and consensual rights hereunder and instruments of conveyance or transfer with respect to all or any of the Collateral as may be reasonably necessary in order to assure its rights hereunder. Without limiting the generality of the foregoing, upon and during the continuance of an Event of Default, Lender shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any interest, dividend or other distribution payable in respect of the Collateral that Lender is entitled to receive hereunder or any part thereof and to give full discharge for the same. Such rights shall be subject to the limitations and restrictions set forth in this Agreement. This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of Pledgor’s obligations under the Loan Documents (as defined in the Note) remain outstanding.

9.              Application of Proceeds. All cash proceeds received by Lender from any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by

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Lender against all or any part of the amounts due under the Note in the following order:

(a)            First, to expenses payable by Pledgor pursuant to Section A.10 hereof or otherwise under any of the Loan Documents (as defined in the Note);

(b)           Second, on account of all principal of the Note then due or owing; and

(c)           Third, to any other amounts under the Note or the other Loan Documents (as defined in the Note) then due or owing.

Any surplus of such cash or cash proceeds held by Lender and remaining after the payment, satisfaction or extinguishment of the Note and the payment or satisfaction of all other obligations under the Loan Documents (as defined in the Note) shall be paid over to Pledgor or to whomsoever may be lawfully entitled to receive such surplus, and Pledgor shall be liable for any deficiency.

10.            Indemnity and Expenses. Pledgor hereby agrees to indemnify and hold harmless Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including enforcement of this Agreement), except claims, losses or liabilities resulting from Lender’s gross negligence or willful misconduct. Upon demand, Pledgor will pay, or cause to be paid, to Lender the amount of any and all reasonable expenses, including but not limited to reasonable fees and disbursements of its counsel and of any experts and agents, which Lender may incur in connection with the administration of this Agreement, the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, the exercise or enforcement of any of the rights of Lender hereunder, and the failure by Pledgor to perform or observe any of the provisions hereof.

11.            No Duty on Lender. The powers conferred on Lender hereunder are solely to protect Lender’s interest in the Collateral and shall not impose any duty to exercise any such powers. Except for the safe custody of any Collateral in Lender’s possession and the accounting for monies actually received by Lender hereunder, Lender shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Nothing contained in this Agreement shall be construed or interpreted to transfer to Lender any obligations of a shareholder or member of any issuer of the Pledged Interests, or cause Lender to be deemed a shareholder or member of any such issuer prior to Lender’s express exercise of its rights to become a shareholder or member. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands against Lender arising out of the lawful sale or disposition of the Collateral in accordance with the terms hereof.

B.              MISCELLANEOUS

1.                   Term. The pledge made by Pledgor hereunder shall serve as security for the performance of all the covenants and conditions of Pledgor under the Note and the other Loan Documents (as defined in the Note) until Pledgor has satisfied or discharged its obligations under the Loan Documents (as defined in the Note).

2.                    Further Assurances. Pledgor shall do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as Lender may reasonably request to perfect, preserve and protect Lender’s rights hereunder or in any of the Collateral, including, without limitation, placing legends on certificates representing the Collateral or on the

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books and records pertaining to the Collateral stating that Lender has a security interest therein and/or executing one or more control agreements.

3.                  Performance or Termination of Obligations. Upon repayment in full or other satisfaction or extinguishment of the Note in accordance with its terms and the satisfaction of all other obligations under the Loan Documents (as defined in the Note), other than contingent obligations for which no claim has been asserted, the security interest granted herein shall automatically terminate. Lender shall, at the expense of Lender, return any certificates and stock powers then held by Lender and execute such releases, UCC termination statements and other instruments as Pledgor may reasonably request to evidence such termination.

4.                  Notices. All notices, requests, demands, consents, approvals and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given: (a) upon personal delivery; (b) one (1) business day after deposit with a nationally recognized overnight courier service, postage prepaid; (c) three (3) business days after deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested; or (d) upon transmission by electronic mail, provided that no automated notice of non-delivery or similar transmission error is received by the sender. Notices shall be sent to the parties at the following addresses (or to such other address or electronic mail address as a party may designate by notice given in accordance with this Section):

If to Pledgor:

Montana Goldfields, Inc.

Attn: Patrick W.M. Imeson

Address: 1610 Wynkoop Street, Suite 400

Denver, CO 80202

If to Lender:

Silver Bow Mining Corp.

Attn: C. Travis Naugle

Address: 1401 Idaho Street

Butte, Montana 59701

5.                  Governing Law. This Agreement, its construction and the determination of any rights, duties or remedies of the parties arising out of or relating to this Agreement, shall be governed by and construed under and in accordance with the laws of the State of Delaware without respect to any conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.                  Binding Effect. This Agreement shall bind and inure to the benefit of Pledgor and Lender and their legal representatives, successors and permitted assigns.

7.                  Entire Agreement. This Agreement, together with the Note, the Mortgage(As defined in the Note) and the MOU, and, once executed and delivered, the Definitive Agreement, constitutes the entire agreement of the parties with respect to the subject matter of this Agreement. This Agreement may be modified, amended or terminated only by a written agreement executed

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by Pledgor and Lender.

8.                  Assignment. This Agreement shall not be assigned by Pledgor without the written consent of Lender. Lender may assign its rights hereunder with prior written notice to Pledgor; provided that no such assignment shall increase the obligations of Pledgor hereunder. This Agreement shall be binding on, and inure to the benefit of, the parties to it and their respective legal representatives, successors and permitted assigns.

9.                  Rights and Waivers. No failure or delay on the part of Lender in exercising any right, power or privilege under this Agreement or any applicable law shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver or modification of any right, power or privilege of Lender or of any obligation of Pledgor shall be effective unless such waiver or modification is in writing, and signed by Lender and then only to the extent set forth therein. A waiver by Lender of any right, power, or privilege hereunder on any one occasion shall not be construed as a bar to, or waiver of, the exercise of any such right, power or privilege which Lender otherwise would have on any subsequent occasion.

10.              Counterparts; Facsimile. This Agreement may be executed in any number of counterparts (including by facsimile, portable document format (PDF) or other electronic transmission) and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument.

[Signatures on following page]

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IN WITNESS WHEREOF, Pledgor and Pledgee have executed this Agreement UNDER SEAL effective the day and year first above written.

Montana Goldfields, Inc.

By:	/s/ Patrick Imeson
Name: Patrick W.M. Imeson
Title: Chief Executive Officer

Silver Bow Mining Corp.

By:	/s/ Wade Black
Name: Wade Black
Title: : Chief Financial Officer

[Signature Page to and the Security and Pledge Agreement]

Schedule I

Pledged Interests

Subsidiary	Pledgor	Percentage of Issuer Owned by Pledgor	Percentage of Issuer Owned to be Pledged by Pledgor
Montana Tunnel Mining, Inc.	Montana Goldfields, Inc.	100%	100%